UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017

WECAST NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building B4, Tai Ming International Business Court,

Tai Hu Town, Tongzhou District, Beijing, China 101116
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 14, 2017, Polly Wang and Xuesong Song, members of the Board of Directors (the “Board”) of the Wecast Network, Inc. (the “Company”) resigned from the Board. Ms. Wang and Mr. Song’s decisions to resign did not involve any disagreement with the Company, the Company’s management or the Board. The Board accepted Ms. Wang and Mr. Song’s resignations effective April 14, 2017.

Also effective as of April 14, 2017, the Board appointed Sean Wang to fill one of the vacancies on the Board. There is no arrangement or understanding between Mr. Wang and any other persons pursuant to which Mr. Wang was elected as a director of the Company. There are no family relationships between Mr. Wang and any of the Company’s officers and directors and there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Wang has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On April 20, 2017, the Company issued a press release announcing the appointment of Mr. Wang to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECAST NETWORK, INC.

Date: April 20, 2017	By:	/s/ Bing Yang
Bing Yang
Chief Executive Officer